Exhibit 99.1

Analog Devices Reports Record Fiscal Third Quarter 2026 Financial Results
•Revenue of $4.02 billion, with year-over-year growth led by Data Center and Industrial
•Operating cash flow of $5.5 billion and free cash flow of $4.9 billion on a trailing twelve-month basis or 40% and 36% of revenue, respectively
•Returned $1.7 billion to shareholders via dividends and share repurchases in the third quarter
WILMINGTON, Mass.--August 19, 2026--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fiscal third quarter 2026, which ended August 1, 2026.
“ADI delivered a strong third quarter, exceeding the midpoint of our revenue, margin, and earnings outlook as we capitalized on broad-based demand,” said Vincent Roche, CEO and Chair. “We continue to extend our leadership through a powerful combination of innovation, deep customer collaboration, and manufacturing agility. Our investments in these foundational areas, combined with the trust we have built over decades, provide a unique advantage to create, deliver, and capture value in the AI era – for customers and investors alike.”
“Demand continued to strengthen across our product portfolio and regions throughout the third quarter, which is reflected in our record fourth quarter outlook” said Richard Puccio, CFO. “We believe our balance of disciplined execution and targeted growth investments will enable us to finish the year strongly and carry that momentum into fiscal 2027.”

Performance for the Third Quarter of Fiscal 2026

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Aug. 1, 2026	Aug. 2, 2025	Change
Revenue	$4,022	$2,880	40%
Gross margin	$2,708	$1,790	51%
Gross margin percentage	67.3%	62.1%	520 bps
Operating income	$1,613	$818	97%
Operating margin	40.1%	28.4%	1,170 bps
Diluted earnings per share	$2.74	$1.04	163%

Adjusted Results(2)
Adjusted gross margin	$2,917	$1,995	46%
Adjusted gross margin percentage	72.5%	69.2%	330 bps
Adjusted operating income	$2,010	$1,215	65%
Adjusted operating margin	50.0%	42.2%	780 bps
Adjusted diluted earnings per share	$3.45	$2.05	68%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Aug. 1, 2026	Aug. 1, 2026
Net cash provided by operating activities		$1,604	$5,545
% of revenue		40%	40%
Capital expenditures		$(146)	$(608)
Free cash flow(2)		$1,458	$4,937
% of revenue		36%	36%

		Three Months Ended	Trailing Twelve Months
Cash Return		Aug. 1, 2026	Aug. 1, 2026
Dividend paid		$(535)	$(2,043)
Stock repurchases		(1,157)	(3,127)
Total cash returned		$(1,692)	$(5,170)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the “Non-GAAP Financial Information” section for additional information.

Outlook for the Fourth Quarter of Fiscal Year 2026

For the fourth quarter of fiscal 2026, we are forecasting revenue of $4.3 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 42.6%, +/-150 bps, and adjusted operating margin of approximately 52.0%, +/-100 bps. We are planning for reported EPS to be $3.14, +/-$0.15, and adjusted EPS to be $3.86, +/-$0.15.

Our fourth quarter fiscal 2026 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. The statements about our fourth quarter fiscal 2026 outlook supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $1.10 per outstanding share of common stock. The dividend will be paid on September 15, 2026 to all shareholders of record at the close of business on September 1, 2026.

Conference Call Scheduled for Today, Wednesday, August 19, 2026 at 10:00 am ET

ADI will host a conference call to discuss our third quarter fiscal 2026 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it is indicative of the Company's ability to pay dividends, purchase common stock, make investments and fund acquisitions and, in the absence of refinancings, to repay its debt obligations.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding: certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the acquisition of Empower Semiconductor, Inc., including legal, accounting and other professional fees as well as integration-

related costs. We exclude these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, Net: Expenses, net, incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, AI, and software technologies into solutions that combat climate change, reliably connect humans and the world, and help drive advancements in automation and robotics, mobility, healthcare, energy and data centers. With revenue of more than $11 billion in FY25, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and X.

Forward-Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding future financial performance; economic uncertainty; macroeconomic, geopolitical, demand and other market conditions, business cycles, and supply chains; our capital allocation strategy, including future dividends, share repurchases, capital expenditures, investments, and free cash flow returns; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share, and other financial results; expected market and technology trends and acceleration of those trends; markets, market position, addressable markets, and growth opportunities; expected product solutions, offerings, technologies, capabilities, and applications; the value and importance of, and other benefits related to, our product solutions, offerings, and technologies to our customers; benefits related to our hybrid manufacturing model; benefits related to acquisitions; statements related to seasonality; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; recently announced and future tariffs and other trade restrictions; changes in export classifications, import and export regulations or duties and tariffs; changes in demand for semiconductor products; performance of independent distributors; manufacturing delays, product and raw materials availability and supply chain disruptions; products may be diverted from our authorized distribution channels; our development of technologies and research and development investments; our ability to compete successfully in the markets in which we operate; our future liquidity, capital needs and capital expenditures; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; risks related to the use of artificial intelligence in our business operations, products, and services; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future;

factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Aug. 1, 2026	Aug. 2, 2025	Aug. 1, 2026	Aug. 2, 2025
Revenue	$4,021,899	$2,880,348	$10,805,627	$7,943,590
Cost of sales	1,314,355	1,090,600	3,613,309	3,111,929
Gross margin	2,707,544	1,789,748	7,192,318	4,831,661
Operating expenses:
Research and development	533,480	454,251	1,510,203	1,298,980
Selling, marketing, general and administrative	397,326	325,706	1,105,389	913,171
Amortization of intangibles	187,985	187,415	563,285	562,245
Special charges, net	(24,216)	4,348	23,766	69,980
Total operating expenses	1,094,575	971,720	3,202,643	2,844,376
Operating income	1,612,969	818,028	3,989,675	1,987,285
Nonoperating expense (income):
Interest expense	88,728	79,592	262,692	229,559
Interest income	(25,377)	(27,083)	(86,199)	(72,295)
Other, net	3,749	2,110	(3,386)	5,108
Total nonoperating expense (income)	67,100	54,619	173,107	162,372
Income before income taxes	1,545,869	763,409	3,816,568	1,824,913
Provision for income taxes	205,779	244,891	469,302	345,309
Net income	$1,340,090	$518,518	$3,347,266	$1,479,604

Shares used to compute earnings per common share - basic	486,021	494,390	487,500	495,560
Shares used to compute earnings per common share - diluted	488,837	496,726	490,317	497,865

Basic earnings per common share	$2.76	$1.05	$6.87	$2.99
Diluted earnings per common share	$2.74	$1.04	$6.83	$2.97

ANALOG DEVICES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	Aug. 1, 2026	Nov. 1, 2025
ASSETS
Current Assets
Cash and cash equivalents	$2,165,870	$2,499,406
Short-term investments	159,064	1,152,915
Accounts receivable	2,389,577	1,436,075
Inventories	1,931,496	1,656,323
Prepaid expenses and other current assets	426,523	363,342
Total current assets	7,072,530	7,108,061
Non-current Assets
Net property, plant and equipment	3,351,981	3,315,696
Goodwill	27,988,737	26,945,180
Intangible assets, net	7,468,220	8,013,815
Deferred tax assets	1,689,972	1,867,102
Other assets	852,977	742,858
Total non-current assets	41,351,887	40,884,651
TOTAL ASSETS	$48,424,417	$47,992,712
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$682,167	$543,760
Income taxes payable	461,804	610,370
Debt, current	1,344,855	—
Commercial paper notes	1,005,104	446,639
Accrued liabilities	2,162,324	1,645,032
Total current liabilities	5,656,254	3,245,801
Non-current Liabilities
Long-term debt	6,771,624	8,145,066
Deferred income taxes	1,837,959	2,163,281
Income taxes payable	90,723	100,963
Other non-current liabilities	516,960	521,846
Total non-current liabilities	9,217,266	10,931,156
Shareholders’ Equity
Preferred stock, $1.00 par value, 471,934 shares authorized, none outstanding	—	—
Common stock, $0.16 2/3 par value, 1,200,000,000 shares authorized, 484,565,465 shares outstanding (489,654,097 on November 1, 2025)	80,762	81,611
Capital in excess of par value	21,288,447	23,349,185
Retained earnings	12,330,779	10,539,541
Accumulated other comprehensive loss	(149,091)	(154,582)
Total shareholders’ equity	33,550,897	33,815,755
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,424,417	$47,992,712

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	Aug. 1, 2026	Aug. 2, 2025	Aug. 1, 2026	Aug. 2, 2025
Cash flows from operating activities:
Net income	$1,340,090	$518,518	$3,347,266	$1,479,604
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	104,455	102,542	315,298	301,323
Amortization of intangibles	389,765	384,750	1,160,358	1,202,179
Stock-based compensation expense	96,255	84,703	263,651	235,108
Deferred income taxes	(161,011)	52,052	(281,941)	(97,318)
Other	(24,104)	(5,699)	(19,377)	(1,496)
Changes in operating assets and liabilities	(141,491)	28,239	(940,740)	(8,008)
Total adjustments	263,869	646,587	497,249	1,631,788
Net cash provided by operating activities	1,603,959	1,165,105	3,844,515	3,111,392
Cash flows from investing activities:
Purchases of short-term available-for-sale investments	—	(1,150,240)	—	(1,150,240)
Maturities of short-term available-for-sale investments	842,840	—	990,657	372,778
Additions to property, plant and equipment, net	(145,662)	(79,153)	(392,677)	(318,399)
Proceeds from sale of property, plant and equipment, net	—	—	—	58,892
Proceeds from sale of a subsidiary, net	96,592	—	96,592	—
Payments for acquisitions, net of cash acquired	(1,500,174)	—	(1,536,049)	(45,652)
Other	(8,543)	(715)	(32,425)	(13,595)
Net cash used for investing activities	(714,947)	(1,230,108)	(873,902)	(1,096,216)
Cash flows from financing activities:
Proceeds from debt	—	1,490,785	—	1,490,785
Debt repayments	—	—	—	(399,998)
Proceeds from commercial paper notes	5,906,409	2,551,168	13,061,198	6,867,508
Payments of commercial paper notes	(5,451,502)	(2,551,223)	(12,502,732)	(6,866,581)
Repurchase of common stock	(1,157,008)	(1,075,152)	(2,446,409)	(1,484,166)
Dividend payments to shareholders	(535,309)	(490,161)	(1,556,028)	(1,437,521)
Proceeds from employee stock plans	61,684	42,767	121,171	104,329
Other	15,668	41,775	18,651	40,317
Net cash (used for) provided by financing activities	(1,160,058)	9,959	(3,304,149)	(1,685,327)
Net (decrease) increase in cash and cash equivalents	(271,046)	(55,044)	(333,536)	329,849
Cash and cash equivalents at beginning of period	2,436,916	2,376,235	2,499,406	1,991,342
Cash and cash equivalents at end of period	$2,165,870	$2,321,191	$2,165,870	$2,321,191

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the “ship to” customer information and the end customer product or application into which our product will be incorporated. The assignment of products to end markets may change over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	August 1, 2026			August 2, 2025
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,971,926	49%	53%	$1,292,988	45%
Automotive	998,227	25%	16%	857,146	30%
Communications	654,515	16%	84%	354,768	12%
Consumer	397,231	10%	6%	375,446	13%
Total revenue	$4,021,899	100%	40%	$2,880,348	100%

	Nine Months Ended
	August 1, 2026			August 2, 2025
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$5,269,825	49%	50%	$3,512,896	44%
Automotive	2,685,246	25%	9%	2,454,845	31%
Communications	1,659,553	15%	72%	965,036	12%
Consumer	1,191,003	11%	18%	1,010,813	13%
Total revenue	$10,805,627	100%	36%	$7,943,590	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Aug. 1, 2026	Aug. 2, 2025	Aug. 1, 2026	Aug. 2, 2025
Gross margin	$2,707,544	$1,789,748	$7,192,318	$4,831,661
Gross margin percentage	67.3%	62.1%	66.6%	60.8%
Acquisition related expenses	209,192	204,756	619,404	662,865
Adjusted gross margin	$2,916,736	$1,994,504	$7,811,722	$5,494,526
Adjusted gross margin percentage	72.5%	69.2%	72.3%	69.2%

Operating expenses	$1,094,575	$971,720	$3,202,643	$2,844,376
Percent of revenue	27.2%	33.7%	29.6%	35.8%
Acquisition related expenses	(188,594)	(188,015)	(565,089)	(564,045)
Acquisition related transaction costs	(23,391)	—	(23,391)	—
Special charges, net	24,216	(4,348)	(23,766)	(69,980)
Adjusted operating expenses	$906,806	$779,357	$2,590,397	$2,210,351
Adjusted operating expenses percentage	22.5%	27.1%	24.0%	27.8%

Operating income	$1,612,969	$818,028	$3,989,675	$1,987,285
Operating margin	40.1%	28.4%	36.9%	25.0%
Acquisition related expenses	397,786	392,771	1,184,493	1,226,910
Acquisition related transaction costs	23,391	—	23,391	—
Special charges, net	(24,216)	4,348	23,766	69,980
Adjusted operating income	$2,009,930	$1,215,147	$5,221,325	$3,284,175
Adjusted operating margin	50.0%	42.2%	48.3%	41.3%

Nonoperating expense (income)	$67,100	$54,619	$173,107	$162,372
Acquisition related expenses	2,150	2,150	6,450	6,450
Adjusted nonoperating expense (income)	$69,250	$56,769	$179,557	$168,822

Income before income taxes	$1,545,869	$763,409	$3,816,568	$1,824,913
Acquisition related expenses	395,636	390,621	1,178,043	1,220,460
Acquisition related transaction costs	23,391	—	23,391	—
Special charges, net	(24,216)	4,348	23,766	69,980
Adjusted income before income taxes	$1,940,680	$1,158,378	$5,041,768	$3,115,353

Provision for income taxes	$205,779	$244,891	$469,302	$345,309
Effective income tax rate	13.3%	32.1%	12.3%	18.9%
Tax related items	48,270	(106,855)	162,938	15,780
Adjusted provision for income taxes	$254,049	$138,036	$632,240	$361,089
Adjusted tax rate	13.1%	11.9%	12.5%	11.6%

Diluted EPS	$2.74	$1.04	$6.83	$2.97
Acquisition related expenses	0.81	0.79	2.40	2.45
Acquisition related transaction costs	0.05	—	0.05	—
Special charges, net	(0.05)	0.01	0.05	0.14
Tax related items	(0.10)	0.22	(0.33)	(0.03)
Adjusted diluted EPS*	$3.45	$2.05	$8.99	$5.53
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Aug. 1, 2026	Aug. 1, 2026	May 2, 2026	Jan. 31, 2026	Nov. 1, 2025
Revenue	$13,881,544	$4,021,899	$3,623,465	$3,160,063	$3,076,117
Net cash provided by operating activities	$5,545,325	$1,603,959	$872,041	$1,368,515	$1,700,810
% of Revenue	40%	40%	24%	43%	55%
Capital expenditures	$(607,830)	$(145,662)	$(137,702)	$(109,313)	$(215,153)
Free cash flow	$4,937,495	$1,458,297	$734,339	$1,259,202	$1,485,657
% of Revenue	36%	36%	20%	40%	48%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending October 31, 2026
	Reported	Adjusted
Revenue	$4.3 Billion	$4.3 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	42.6%	52.0% (1)
	(+/-150 bps)	(+/-100 bps)
Nonoperating expense	~$80 Million	~$80 Million
Tax rate	12% - 14%	12% - 14% (2)
Earnings per share	$3.14	$3.86 (3)
	(+/- $0.15)	(+/- $0.15)

(1) Includes $405 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $53 million of tax effects associated with the adjustment for acquisition related expenses noted above.
(3) Includes $0.72 of adjustments related to the net impact of acquisition related expenses and the tax effects on those items.

For more information, please contact:

Jeff Ambrosi
Senior Director, Investor Relations
Analog Devices, Inc.
781-461-3282
investor.relations@analog.com